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                                                                    EXHIBIT 23.2

               [LETTERHEAD OF RYDER SCOTT COMPANY APPEARS HERE]

                 CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     As independent petroleum consultants, Ryder Scott Company hereby consents
(i) to the reference to our Firm as experts and to the summarization of our report entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests in HarCor Energy, Inc. As of January 1, 1997", as detailed in the Form 10-K for the year ended December 31, 1996 for HarCor Energy, Inc. filed with the Securities and Exchange Commission in March 1997 and
(ii) the incorporation by reference of such Form 10-K in the Registration Statement of HarCor Energy, Inc. on Form S-8 (No. 33-69312) and Form S-3 (No. 33-84496).

                                  /s/ Ryder Scott Company Petroleum Engineers
                                  -------------------------------------------
                                  RYDER SCOTT COMPANY
                                  PETROLEUM ENGINEERS

Houston, Texas
March 27, 1997